Exhibit 99.1

PRESS RELEASE

Total System Services, Inc. One TSYS Way Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com
For immediate release:
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Reports Second Quarter Results
Columbus, Ga., July 28, 2009 — TSYS (NYSE: TSS) today reported second quarter total revenues of $412.0 million, a 1% increase over the first quarter of 2009. These revenues included an unfavorable impact of $17.8 million from foreign currency exchange rates during the quarter when compared to the same period a year ago. On a non-GAAP basis, total revenues on a constant currency basis would have been $429.8 million.
Basic earnings per share (EPS) and EPS from continuing operations for the second quarter of 2009 were $0.27. Despite the headwinds of foreign currency exchange rates and upfront costs related to international expansion, TSYS’ second quarter operating margins increased sequentially by 100 basis points and net income increased 5.2%.
Quarterly Highlights

	Q2 2009	vs. Q2 2008	vs. Q1 2009

Total Revenues	$412.0 million	Down $17.6 million	Up $3.1 million
Revenues before Reimbursables	$350.7 million	Down $12.3 million	Up $5.3 million
Operating Income	$82.8 million	Down $14.1 million	Up $4.7 million
Net Income	$53.4 million	Down $9.6 million	Up $6.9 million
Basic Earnings Per Share	27 cents	Down 5 cents	Up 3 cents
“While the economic environment continues to be challenging, we saw improvements in our financial results as evidenced by the improvement in our sequential total revenues, operating income and net income. In addition, our International Services segment’s operating margin increased to 12.6% from 8.5% on a sequential quarter basis. We continue to be committed to growing our revenues by signing and converting new clients and managing our costs,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.

PRESS RELEASE

“With the conversion of Deutsche Bank in Germany now complete, we continue to expand our global presence and will add more business when the conversion of Carrefour in Brazil is completed in early 2010. These wins in the international marketplace are a key component of our growth strategy, and we expect to continue adding new clients,” said Tomlinson.
“Our pursuit of acquisition opportunities continues. Our cash increased $133.1 million since year-end, and our operations continue to generate significant amounts of cash. We plan on deploying this cash and our debt capacity as we actively pursue acquisitions that fit our corporate strategy,” said Tomlinson.
TSYS is negotiating with a potential buyer for the sale of TSYS Debt Management (TDM), a subsidiary of TSYS, which is involved in the legal collections management and bankruptcy processing business. During the second quarter, TDM recognized a one-time gain related to a partial recovery of a previously resolved client issue, which resulted in a net gain of $771,000 in discontinued operations.
TSYS reaffirms its previously released guidance for 2009 of declines in revenues of 5% to 3% and net income of 13% to 11%.
Non-GAAP Measures
TSYS has included a schedule with this release that provides revenues and operating results on a constant currency basis. This non-GAAP measure presents second quarter and year-to-date 2009 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ International Services segment’s total revenues grew 18% as compared to a reported GAAP decline of 4%, and operating income grew 4% versus a GAAP reported decline of 22%.
This release contains non-GAAP financial measures to describe TSYS’ performance. The reconciliation of those measures to the most directly comparable GAAP measures is included in the financial tables of this release.
The non-GAAP financial measures of constant currency presented by TSYS are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

PRESS RELEASE

TSYS provides reconciliations for each of its non-GAAP financial measures with its most directly comparable GAAP financial measure, whenever it is used. This enables shareholders and potential investors to easily assess the impact of any differences between the measure TSYS is presenting and similarly titled captions of other companies.
TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. EDT on Tuesday, July 28. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the “Conference Call” icon on the homepage of tsys.com.
About TSYS
TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, debt management, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its website.
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expectation it will continue to add new international clients, TSYS’ earnings forecast for 2009, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) movements in LIBOR are greater than expected and draws on the remaining balance of the credit facility are greater than expected; (2) TSYS incurs expenses associated with

PRESS RELEASE

the signing of a significant client; (3) adverse developments with respect to foreign currency exchange rates; (4) adverse developments with respect to entering into contracts with new clients and retaining current clients; (5) continued consolidation and turmoil in the financial services industry throughout 2009, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the seizure by banking regulators of TSYS clients; (6) additional significant one-time spin costs are incurred; (7) TSYS is unable to control expenses and increase market share; (8) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (9) the material breach of security of any of TSYS’ systems; (10) the impact of acquisitions, including their being more difficult to integrate than anticipated; (11) changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS’ business which require significant product development efforts or reduce the market demand for or value of its products; (12) adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and (13) growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
— more —

TSYS Reports Second Quarter Results

TSYS
Financial Highlights
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change
Revenues
Electronic payment processing services	$235,936	247,455	(4.7)%	$468,056	493,124	(5.1)%
Merchant acquiring services	69,694	65,607	6.2	135,171	127,321	6.2
Other services	45,091	49,993	(9.8)	92,941	95,740	(2.9)

Revenues before reimbursable items	350,721	363,055	(3.4)	696,168	716,185	(2.8)
Reimbursable items	61,272	66,575	(8.0)	124,759	133,270	(6.4)

Total revenues	411,993	429,630	(4.1)	820,927	849,455	(3.4)

Expenses
Salaries & other personnel expense	148,509	144,304	2.9	292,851	289,529	1.1
Net technology & facilities expense	72,935	74,225	(1.7)	146,921	146,481	0.3
Spin related expenses	—	1,255	(100.0)	—	8,150	(100.0)
Other operating expenses	46,498	46,423	0.2	95,502	89,082	7.2

Expenses before reimbursable items	267,942	266,207	0.7	535,274	533,242	0.4
Reimbursable items	61,272	66,575	(8.0)	124,759	133,270	(6.4)

Total operating expenses	329,214	332,782	(1.1)	660,033	666,512	(1.0)

Operating income	82,779	96,848	(14.5)	160,894	182,943	(12.1)
Nonoperating (expense) income	(2,278)	(429)	nm	(3,737)	852	nm

Income from continuing operations before income taxes, noncontrolling interests and equity in income of equity investments	80,501	96,419	(16.5)	157,157	183,795	(14.5)
Income taxes	29,229	33,981	(14.0)	56,644	66,888	(15.3)

Income from continuing operations before noncontrolling interests and equity in income of equity investments	51,272	62,438	(17.9)	100,513	116,907	(14.0)
Equity in income of equity investments	1,626	1,109	46.6	2,669	3,271	(18.4)

Income from continuing operations, net of tax	52,898	63,547	(16.8)	103,182	120,178	(14.1)
(Loss) income from discontinued operations, net of tax	1,120	234	nm	(2,223)	467	nm

Net income	54,018	63,781	(15.3)	100,959	120,645	(16.3)
Net income attributable to the noncontrolling interests	(571)	(697)	18.1	(986)	(947)	(4.1)

Net income attributable to TSYS	$53,447	63,084	(15.3)%	$99,973	119,698	(16.5)%

Basic earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.27	0.32	(16.4)%	$0.52	0.60	(13.8)%

(Loss) income from discontinued operations to TSYS common shareholders*	0.01	0.00	nm	(0.01)	0.00	nm

Net income attributable to TSYS common shareholders*	$0.27	0.32	(14.9)%	$0.51	0.60	(16.0)%

Diluted earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.27	0.32	(16.2)%	$0.52	0.60	(13.7)%

(Loss) income from discontinued operations to TSYS common shareholders*	0.01	0.00	nm	(0.01)	0.00	nm

Net income attributable to TSYS common shareholders*	$0.27	0.32	(14.8)%	$0.51	0.60	(15.9)%

Dividends declared per share	$0.07	0.07		$0.14	0.14

Amounts attributable to TSYS common shareholders:
Income from continuing operations, net of tax	$52,327	62,850		$102,196	119,231
(Loss) income from discontinued operations, net of tax	1,120	234		(2,223)	467

Net income	$53,447	63,084		$99,973	119,698

nm =	not meaningful

Note:	Certain amounts have been reclassified to conform with the presentation adopted in 2009.

*	Basic and diluted EPS amounts for continuing operations and net income do not total due to rounding.

Basic and diluted EPS is computed based on the two-class method in accordance with FSP EITF 03-6-1. EPS for 2009 and 2008 have been recast to show retroactive adoption of FSP EITF 03-6-1.
- more -

TSYS Reports Second Quarter Results

TSYS
Earnings Per Share
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008		June 30, 2009		June 30, 2008
	Common	Participating	Common	Participating	Common	Participating	Common	Participating
	Stock	Securities	Stock	Securities	Stock	Securities	Stock	Securities
Basic Earnings per share:
Net income	$53,447		63,084		99,973		119,698
Less income allocated to nonvested awards	(413)	413	(566)	566	(816)	816	(1,003)	1,003

Net income allocated to common stock for EPS calculation ( a )	$53,034	413	62,518	566	99,157	816	118,695	1,003

Average common shares outstanding ( b )	195,634	1,530	196,281	1,781	195,466	1,614	196,513	1,665

Average common shares and participating securities	197,164		198,062		197,080		198,178

Basic Earnings per share ( a )/( b )	$0.27	0.27	0.32	0.32	0.51	0.51	0.60	0.60

Diluted Earnings per share:
Net income	$53,447		63,084		99,973		119,698
Less income allocated to nonvested awards	(413)	413	(565)	565	(815)	815	(1,000)	1,000

Net income allocated to common stock for EPS calculation ( c )	$53,034	413	62,519	565	99,158	815	118,698	1,000

Average common shares outstanding	195,634	1,530	196,281	1,781	195,466	1,614	196,513	1,665
Increase due to assumed issuance of shares related to common equivalent shares outstanding	351		689		358		680

Average common and common equivalent shares outstanding ( d )	195,985	1,530	196,970	1,781	195,824	1,614	197,193	1,665

Average common and common equivalent shares and participating securities	197,515		198,751		197,438		198,858

Diluted Earnings per share ( c )/( d )	$0.27	0.27	0.32	0.32	0.51	0.51	0.60	0.60

In June 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position Emerging Issues Task Force No. 03-6-1 (FSP EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”, and it became effective for TSYS beginning January 1, 2009. Under this standard, unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our nonvested awards, are considered participating securities for purposes of calculating earnings per share (“EPS”). Under the two-class method required by EITF 03-6-1, a portion of net income is allocated to these participating securities and therefore is excluded from the calculation of EPS allocated to common stock, as shown in the table above. This FSP requires retrospective applications for periods prior to the effective date and as a result, all prior period earnings per share data presented herein have been adjusted to conform to these provisions.
-more-

TSYS Reports Second Quarter Results

TSYS
Segment Breakdown
(unaudited)
(in thousands)

	Three Months Ended June 30, 2009					Three Months Ended June 30, 2008
	North America	International	Merchant	Spin-Related		North America	International	Merchant	Spin-Related
	Services	Services	Services	Costs	Consolidated	Services	Services	Services	Costs	Consolidated

Revenues before reimbursable items	$222,949	73,283	62,153	—	358,385	232,928	77,032	58,291	—	368,251
Intersegment revenues	(6,707)	(591)	(366)	—	(7,664)	(4,663)	(286)	(247)	—	(5,196)

Revenues before reimbursable items from external customers	$216,242	72,692	61,787	—	350,721	228,265	76,746	58,044	—	363,055

Total revenues	$264,984	76,432	80,338	—	421,754	282,686	79,902	74,567	—	437,155
Intersegment revenues	(8,804)	(591)	(366)	—	(9,761)	(6,992)	(286)	(247)	—	(7,525)

Revenues from external customers	$256,180	75,841	79,972	—	411,993	275,694	79,616	74,320	—	429,630

Depreciation and amortization	$21,192	8,776	8,149	—	38,117	24,358	8,797	6,682	—	39,837

Intersegment expenses	$1,633	(3,584)	(7,809)	—	(9,760)	2,639	(2,648)	(7,514)	—	(7,523)

Segment operating income	$58,177	9,219	15,383	—	82,779	68,276	11,741	18,086	(1,255)	96,848

Income from continuing operations before income taxes, noncontrolling interest and equity income of equity investments	59,341	5,890	15,270	—	80,501	68,527	10,867	18,280	(1,255)	96,419

Income tax expense	$21,489	2,513	5,227	—	29,229	23,494	4,298	6,637	(448)	33,981

Equity in income of equity investments	$601	1,025	—	—	1,626	807	302	—	—	1,109

Income from continuing operations	$38,453	4,402	10,043	—	52,898	45,840	6,871	11,643	(807)	63,547

Identifiable assets	1,471,374	353,547	219,179	—	2,044,100	1,326,835	354,861	181,556	—	1,863,252
Intersegment eliminations	(408,939)	(352)	(30)	—	(409,321)	(314,768)	(1,716)	(84)	—	(316,568)

Total assets	1,062,435	353,195	219,149	—	1,634,779	1,012,067	353,145	181,472	—	1,546,684

	Six Months Ended June 30, 2009					Six Months Ended June 30, 2008
	North America	International	Merchant	Spin-Related		North America	International	Merchant	Spin-Related
	Services	Services	Services	Costs	Consolidated	Services	Services	Services	Costs	Consolidated

Revenues before reimbursable items	$446,732	143,867	120,359	—	710,958	468,788	144,989	113,420	—	727,197
Intersegment revenues	(12,595)	(1,436)	(759)	—	(14,790)	(9,894)	(689)	(429)	—	(11,012)

Revenues before reimbursable items from external customers	$434,137	142,431	119,600	—	696,168	458,894	144,300	112,991	—	716,185

Total revenues	$533,773	150,235	155,836	—	839,844	569,697	149,726	145,504	—	864,927
Intersegment revenues	(16,722)	(1,436)	(759)	—	(18,917)	(14,354)	(689)	(429)	—	(15,472)

Revenues from external customers	$517,051	148,799	155,077	—	820,927	555,343	149,037	145,075	—	849,455

Depreciation and amortization	$44,701	16,483	16,235	—	77,419	49,090	16,492	13,236	—	78,818

Intersegment expenses	$2,944	(6,647)	(15,214)	—	(18,917)	5,413	(6,189)	(14,694)	—	(15,470)

Segment operating income	$116,211	15,223	29,460	—	160,894	138,747	19,186	33,160	(8,150)	182,943

Income from continuing operations before income taxes, noncontrolling interest and equity income of equity investments	117,396	10,678	29,083	—	157,157	138,664	19,618	33,663	(8,150)	183,795

Income tax expense	$41,082	5,391	10,171	—	56,644	50,002	7,212	12,045	(2,371)	66,888

Equity in income of equity investments	$1,267	1,402	—	—	2,669	1,695	1,576	—	—	3,271

Income from continuing operations	$77,581	6,689	18,912	—	103,182	90,357	13,982	21,618	(5,779)	120,178

Note:	Revenues from North America Services include electronic payment processing services and other services provided from the United States to clients domiciled in the United States or other countries. Revenues from International Services include electronic payment processing services and other services provided from outside the United States to clients based mainly outside the United States. Revenues from Merchant Services include TSYS Acquiring’s merchant acquiring and related services.

Certain amounts have been reclassified to conform with the presentation adopted in 2009.
-more-

TSYS Reports Second Quarter Results

TSYS
Balance Sheet
(in thousands)

	June 30, 2009	Dec 31, 2008
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$344,443	211,365
Restricted cash	26,418	31,128
Accounts receivable, net	227,583	246,767
Deferred income tax assets	16,949	29,615
Prepaid expenses and other current assets	80,096	88,612
Current assets of discontinued operations	19,931	24,570

Total current assets	715,420	632,057
Property and equipment, net	280,336	279,653
Computer software, net	200,785	202,038
Contract acquisition costs, net	132,567	131,568
Goodwill	168,104	165,995
Equity investments, net	71,706	74,012
Other intangible assets, net	15,739	17,452
Other assets	43,417	40,768
Long-term assets of discontinued operations	6,705	7,245

Total assets	$1,634,779	1,550,788

Liabilities
Current liabilities:
Current portion of notes payable	$6,851	8,575
Accrued salaries and employee benefits	25,439	46,696
Accounts payable	29,627	32,440
Current portion of obligations under capital leases	5,814	6,344
Other current liabilities	152,052	131,515
Current liabilities of discontinued operations	13,222	10,998

Total current liabilities	233,005	236,568
Notes payable, excluding current portion	197,495	196,295
Deferred income tax liabilities	51,456	60,578
Obligations under capital leases, excluding current portion	14,293	13,576
Other long-term liabilities	43,654	40,709
Long-term liabilities of discontinued operations	416	2,212

Total liabilities	540,319	549,938

Equity
Shareholders’ equity:
Common stock	20,083	20,036
Additional paid-in capital	133,082	126,889
Accumulated other comprehensive income, net	8,062	(6,627)
Treasury stock	(69,950)	(69,641)
Retained earnings	992,638	920,292

Total shareholders’ equity	1,083,915	990,949

Noncontrolling interests in consolidated subsidiaries	10,545	9,901

Total equity	1,094,460	1,000,850

Total liabilities and equity	$1,634,779	1,550,788

Note:	Certain amounts have been reclassified to conform with the presentation adopted in 2009.
-more-

TSYS Reports Second Quarter Results

TSYS
Cash Flow
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income attributable to TSYS	$99,973	119,698
Adjustments to reconcile net income attributable to TSYS to net cash provided by operating activities:
Net income attributable to the noncontrolling interests	986	947
Equity in income of equity investments	(2,669)	(3,271)
Dividends received from equity investments	4,718	3,248
Net loss (gain) on currency translation adjustments	3,953	(2,141)
Depreciation and amortization	77,967	79,755
Amortization of debt issuance costs	77	77
Share-based compensation	9,237	15,675
Excess tax benefit from share-based payment arrangements	(6)	(81)
Provisions for bad debt expense and billing adjustments	646	3,201
Charges for transaction processing provisions	4,014	(541)
Deferred income tax benefit	(6,502)	(9,016)
Loss on disposal of equipment, net	9	159
(Increase) decrease in:
Accounts receivable	22,198	(14,130)
Prepaid expenses, other current assets and other long-term assets	18,830	870
Increase (decrease) in:
Accounts payable	(7,376)	686
Accrued salaries and employee benefits	(20,218)	(37,814)
Other current liabilities and other long-term liabilities	13,258	17,150

Net cash provided by operating activities	219,095	174,472

Cash flows from investing activities:
Purchases of property and equipment, net	(13,784)	(26,296)
Additions to licensed computer software from vendors	(12,709)	(8,598)
Additions to internally developed computer software	(12,918)	(8,332)
Cash used in acquisitions	(293)	—
Additions to contract acquisition costs	(17,105)	(28,417)

Net cash used in investing activities	(56,809)	(71,643)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt	5,334	2,506
Principal payments on long-term debt borrowings and capital lease obligations	(9,786)	(6,870)
Proceeds from exercise of stock options	2	251
Excess tax benefit from share-based payment arrangements	6	81
Repurchase of common stock	(329)	(23,594)
Subsidiary dividends paid to noncontrolling shareholders	(235)	(241)
Dividends paid on common stock	(27,595)	(27,768)

Net cash used in financing activities	(32,603)	(55,635)

Effect of exchange rate changes on cash and cash equivalents	(3,422)	91

Net increase in cash and cash equivalents	126,261	47,285
Cash and cash equivalents at beginning of period	220,019	210,518

Cash and cash equivalents at end of period	$346,280	257,803

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.
The results of TDM are reported as “discontinued operations” for all periods presented pending its sale, and are deemed immaterial for cash flow purposes.
-more-

TSYS Reports Second Quarter Results

Geographic Area Data:
The following geographic area data represents revenues for the three months ended June 30 based on where the client is domiciled:

	Three Months Ended June 30,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$297.4	72.2%	$311.9	72.6%	(4.7)%
Europe	60.7	14.7	68.3	15.9	(11.1)
Canada	33.5	8.1	31.3	7.3	7.1
Japan	11.1	2.7	8.1	1.9	36.0
Mexico	2.0	0.5	4.0	0.9	(49.3)
Other	7.3	1.8	6.0	1.4	21.4

	$412.0	100.0%	$429.6	100.0%	(4.1)%

The following geographic area data represents revenues for the six months ended June 30 based on where the client is domiciled:

	Six Months Ended June 30,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$597.9	72.8%	$624.2	73.5%	(4.2)%
Europe	118.5	14.5	127.2	15.0	(6.8)
Canada	64.1	7.8	62.9	7.4	1.9
Japan	22.2	2.7	15.6	1.8	42.3
Mexico	4.2	0.5	7.7	0.9	(45.4)
Other	14.0	1.7	11.9	1.4	17.9

	$820.9	100.0%	$849.5	100.0%	(3.4)%

Geographic Area Revenue by Operating Segment:
The following table reconciles revenues by geography to revenues by reporting segment for the three months ended June 30:

	Three Months Ended June 30,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$217.7	237.9	—	—	79.7	74.0
Europe	0.2	0.2	60.5	68.1	—	—
Canada	33.4	31.1	—	—	0.1	0.2
Japan	—	—	11.1	8.1	—	—
Mexico	2.0	4.0	—	—	—	—
Other	2.9	2.5	4.2	3.4	0.2	0.1

	$256.2	275.7	75.8	79.6	80.0	74.3

The following table reconciles revenues by geography to revenues by reporting segment for the six months ended June 30:

	Six Months Ended June 30,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$443.4	479.7	—	0.1	154.5	144.4
Europe	0.4	0.5	118.1	126.7	—	—
Canada	63.9	62.6	—	—	0.2	0.3
Japan	—	—	22.2	15.6	—	—
Mexico	4.2	7.7	—	—	—	—
Other	5.1	4.9	8.5	6.6	0.4	0.4

	$517.0	555.4	148.8	149.0	155.1	145.1

-more-

TSYS Reports Second Quarter Results

Supplemental Information:

	Accounts on File at June 30,
					Percent
(in millions)	2009	%	2008	%	Change

Consumer	191.2	54.7%	211.9	56.8%	(9.8)%
Retail	51.7	14.8	58.6	15.7	(11.6)
Commercial	44.4	12.7	41.7	11.2	6.4
Government services	22.4	6.4	24.5	6.6	(8.6)
Stored Value	34.4	9.9	31.2	8.4	10.1
Debit	5.4	1.5	5.0	1.3	7.7

	349.5	100.0%	372.9	100.0%	(6.3)%

			Percent
(in millions)	June 30, 2009	June 30, 2008	Change
QTD Average Accounts on File	347.9	371.6	(6.4)%
YTD Average Accounts on File	348.9	370.9	(5.9)%

	Accounts on File at June 30,
					Percent
(in millions)	2009	%	2008	%	Change
Domestic	261.2	74.7%	289.0	77.5%	(9.6)%
International	88.3	25.3	83.9	22.5	5.2

	349.5	100.0%	372.9	100.0%	(6.3)%

Note: The accounts on file between domestic and international is based on the geographic domicile of processing clients.
Growth in Accounts on File (in millions):

	June 2008 to	June 2007 to
	June 2009	June 2008
Beginning balance	372.9	439.2
Change in accounts on file due to:
Internal growth of existing clients	30.6	39.5
New clients	23.1	30.1
Purges/Sales	(37.0)	(13.3)
Deconversions	(40.1)	(122.6)

Ending balance	349.5	372.9

Number of Employees (FTEs):	2009	2008
At June 30,	8,001	7,582
Quarterly average for period ended June 30,	8,040	7,572
YTD average for period ended June 30,	8,048	7,388
- more -

TSYS Reports Second Quarter Results

Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison
(unaudited)
(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

Consolidated
Constant currency (1)	$429,772	429,630	0.0%	$861,288	849,455	1.4%
Foreign currency (2)	(17,779)	—	(4.1)	(40,361)	—	(4.8)

Total revenues	$411,993	429,630	(4.1)%	$820,927	849,455	(3.4)%

Constant currency (1)	$85,723	96,848	(11.5)%	$167,101	182,943	(8.7)%
Foreign currency (2)	(2,944)	—	(3.0)	(6,207)	—	(3.4)

Operating income	$82,779	96,848	(14.5)%	$160,894	182,943	(12.1)%

International Services
Constant currency (1)	$94,211	79,902	17.9%	$190,596	149,726	27.3%
Foreign currency (2)	(17,779)	—	(22.3)	(40,361)	—	(27.0)

Total revenues	$76,432	79,902	(4.3)%	$150,235	149,726	0.3%

Constant currency (1)	$12,163	11,741	3.6%	$21,430	19,186	11.7%
Foreign currency (2)	(2,944)	—	(25.1)	(6,207)	—	(32.4)

Operating income	$9,219	11,741	(21.5)%	$15,223	19,186	(20.7)%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.
- more -

TSYS Reports Second Quarter Results Page 13 of 13

2008 Income Statement Presenting TDM as Discontinued Operations
(unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008

Revenues before reimbursable items	$353,130	363,055	372,703	367,866	$1,456,754
Reimbursable items	66,696	66,575	66,742	64,879	264,892

Total revenues	419,826	429,630	439,445	432,745	1,721,646

Total expenses	333,730	332,782	344,155	342,304	1,352,971

Operating income	86,096	96,848	95,290	90,441	368,675
Nonoperating income	1,280	(429)	(82)	5,003	5,772

Income before income taxes	87,376	96,419	95,208	95,444	374,447
Income taxes	32,907	33,981	34,091	30,227	131,206

Income before equity income	54,469	62,438	61,117	65,217	243,241
Equity income	2,162	1,109	3,062	1,064	7,397

Income from continuing operations, net of tax	56,631	63,547	64,179	66,281	250,638
Income from discontinued operations, net of tax	233	234	269	302	1,038

Net income	56,864	63,781	64,448	66,583	251,676
Noncontrolling interests	(250)	(697)	(374)	(255)	(1,576)

Net income attributable to TSYS common shareholders	$56,614	63,084	64,074	66,328	$250,100

- #### -